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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Navitas International Corporation

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 5 to the Registration Statement on Form S-1/A and to the incorporation of our report dated April 6, 2006, on our audit of the financial statements of Navitas International Corporation for the period from November 14, 2005 (inception) through March 15, 2006.

                                   /s/ Miller Ellin & Company LLP
                                   Miller Ellin & Company LLP


New York, New York
May 23, 2006